SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported)....... September 27, 2001

                           BLACKHAWK BANCORP, INC.
                           -----------------------
             (Exact name of registrant as specified in its charter)

          Wisconsin                     0-18599                 39-1659424
 ----------------------------   -----------------------   ---------------------
 (State or other jurisdiction   (Commission File Number)  (IRS Employer Number)
  of incorporation)

        400 Broad Street, Beloit, WI                             53511
        ----------------------------                             -----
        (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:  (608) 364-8911
                                                     --------------

Item 5.     Other Events.

Blackhawk Bancorp, Inc. announced the resignation of Keith D. Hill, Vice President and Chief Financial officer for the Company and its subsidiary bank, Blackhawk State Bank to pursue a career opportunity in Indiana. The Company issued a press release dated September 27, 2001, announcing the departure, which is attached as an exhibit.

Item 7.     Financial Statements and Exhibits

Exhibit                                Incorporated by      Filed
Number         Description             Reference to         Herewith

1.1            Press Release Dated                             X
               September 27, 2001

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        BLACKHAWK BANCORP, INC.

Date:  September 27, 2001               By: /S/Dennis M. Conerton
                                        -------------------------
                                        Chairman and
                                        Chief Executive Officer

BLACKHAWK BANCORP, INC.
400 Broad Street, Beloit, WI 53511

                             FOR IMMEDIATE RELEASE

Contact: Dennis M. Conerton, Chairman
Phone: 608-364-8911
FAX: 608-364-8946

                          OFFICER DEPARTURE ANNOUNCED

Beloit, WI, September 27, 2001--Dennis M. Conerton, Chairman and CEO of Blackhawk Bancorp, Inc. has reported that Keith D. Hill has tendered his resignation as Vice President and Chief Financial Officer of the Company and it's subsidiary, Blackhawk State Bank, effective October 5, 2001. Mr. Hill has held these positions since his appointment in May 2000.

Conerton stated, "Mr. Hill has served the organization loyally during the entire time he has been with us and contributed greatly to our accomplishments throughout our organizational restructuring and will be missed." Hill commented that "I have mixed emotions about leaving Blackhawk but decided to pursue an excellent banking opportunity offered to me in the state of Indiana." Both Conerton and Hill stated that there were no disagreements between the Company and Hill that factored into his decision to leave.

Conerton stated that the Company has initiated an immediate search for a new Chief Financial Officer and intended to fill this position as quickly as possible. During the search process, Conerton will act as interim Chief Financial Officer for the Company and it's subsidiary bank.

R. Richard Bastian, III, recently appointed President and COO of the Company and President and CEO of Blackhawk State Bank stated, "While we lose a talented and valuable member of our management team in Keith's departure, we are fortunate to have the accounting and financial experience of Dennis Conerton to help us through this transitional period until we hire a permanent CFO." Conerton, also a Certified Public Accountant, has previous career experience that includes five years in public accounting with Arthur Andersen & Co. and 17 years as vice president and controller of Regal Beloit Corporation. He has served as a director of Blackhawk Bancorp and its predecessor, Beloit Savings Bank, since 1979; he joined the bank as President and CEO in 1995.

Blackhawk Bancorp, Inc, with total assets of approximately $321 million, is the parent company of Blackhawk State Bank which operates four office locations in Beloit, Wisconsin, two offices in Belvidere, Illinois and office locations in Rochelle, Oregon, Rockford and Roscoe, Illinois. Blackhawk's stock is traded on the over the counter market under the symbol BKHB.

When used in this communication, the words "believes," "expects," and similar expressions are intended to identify forward-looking statements. The Company's actual results may differ materially from those described in the forward-looking statements. Factors which could cause such a variance to occur include, but are not limited to, changes in interest rates, levels of consumer bankruptcies, consumer loan and deposit preferences, and other general economic conditions.